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                                                                    Exhibit 99.5

                        ARROWPOINT COMMUNICATIONS, INC.


                       Nonstatutory Stock Option Agreement
           Granted Under 2000 Non-Employee Director Stock Option Plan


1.      Grant of Option.

        This agreement evidences the grant by ArrowPoint Communications, Inc., a Delaware corporation (the "Company"), on , 200_ (the "Grant Date") to ___, a non-employee director of the Company (the "Optionee"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2000 Non-Employee Director Stock Option Plan (the "Plan"), a total of [20,000/10,000] shares (the "Shares") of common stock, $.001 par value per share, of the Company ("Common Stock") at $ per Share. Unless earlier terminated, this option shall expire on the tenth anniversary of the Grant Date (the "Final Exercise Date").

        It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.      Vesting Schedule.

        This option will become exercisable ("vest") as to 100% of the original number of Shares on the date one year following the Grant Date. This vesting of this option shall also accelerate under the conditions provided in the Plan. Notwithstanding the foregoing, in the event of a Change in Control Event (as defined in the Plan), 50% of the number of shares which are not then vested shall become vested upon the occurrence of a Change in Control Event.

        Notwithstanding the provisions of this Section 2, the Optionee may exercise this option for the unvested Shares covered hereby at any time prior to its expiration or termination, provided the Optionee executes a restricted stock agreement, in a form acceptable to the Company, granting the Company the right to repurchase any unvested Shares, at the exercise price paid by the Optionee, upon the termination of the Optionee's service as a director of the Company.

3.      Exercise of Option.

        (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Optionee, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. An exercise notice shall be substantially in the form attached hereto as Exhibit A. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

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        (b) Termination of Relationship with the Company. If the Optionee ceases to be a director of the Company for any reason, then the right to exercise this option shall terminate one year after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation.

4.      Withholding.

        No Shares will be issued pursuant to the exercise of this option unless and until the Optionee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.      Nontransferability of Option.

        This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Optionee, this option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative.

6.      Provisions of the Plan.

        This option is subject to the provisions of the Plan, a copy of which is furnished to the Optionee with this option.


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        IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.


                                        ArrowPoint Communications, Inc.

Dated:                                  By:
      -------------------                  -------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------


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                              OPTIONEE'S ACCEPTANCE

        The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2000 Non-Employee Director Stock Option Plan.

                                            OPTIONEE:


                                            ----------------------------

                                            Address:
                                                    --------------------

                                                    --------------------


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                                                                       EXHIBIT A

                         NOTICE OF STOCK OPTION EXERCISE

                                                        DATE:
                                                             -------------------

ArrowPoint Communications, Inc.
50 Nagog Park
Acton, MA  01720

Attention:  Treasurer:

Dear Sir:

        I am the holder of a Non-statutory Stock Option granted to me under the 2000 Non-Employee Director Stock Option Plan on _______________ for the purchase of ______________ shares of Common Stock at a purchase price of $______________ per share.

        I hereby exercise my option to purchase ________________ shares of Common Stock, (the "Shares") for which I have enclosed [a check in the amount of $___________]. Please register my stock certificate as follows:


                                              Name(s):

                                              --------------------------------

                                              --------------------------------

                                              Address:

                                              --------------------------------

                                              --------------------------------

                                              Tax I.D. #:

                                              ---------------------------------

                                              ---------------------------------


                                              Very truly yours,

                                              ---------------------------------

                                              ---------------------------------
                                              (Signature)